UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
April 22, 2008
PERRIGO COMPANY
(Exact name of registrant as specified in its charter)

MICHIGAN	0-19725	38-2799573

(State of other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

515 Eastern Avenue, Allegan, Michigan		49010

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (269) 673-8451
Not Applicable

(Former name or address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement.
Term Loan Agreement
See Item 2.03 below.
Amendment to Credit Agreement
On April 22, 2008, in connection with the execution of the Term Loan Agreement (as defined below), Perrigo entered into a Fifth Amendment (the “Fifth Amendment”) to the Credit Agreement, dated as of October 30, 2006, among Perrigo, the Foreign Subsidiary Borrowers named therein, the Lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent for the Lenders, Bank Leumi USA, as Syndication Agent, and Bank of America, N.A., LaSalle Bank Midwest National Association and National City Bank of the Midwest, as Documentation Agents (the “Credit Agreement”). The Fifth Amendment conforms certain covenants in the Credit Agreement to the covenants contained in the Term Loan Agreement, amends the collateral provisions of the Credit Agreement to coordinate with the Term Loan Agreement and makes certain other conforming changes. The Fifth Amendment is filed as Exhibit 10.1 hereto and the foregoing description is qualified in its entirety by reference thereto.
ITEM 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.
Perrigo and certain of its subsidiaries entered into a Term Loan Agreement dated as of April 22, 2008 with JPMorgan Chase Bank, N.A., as administrative agent, RBS Citizens, N.A., as syndication agent, and the Lenders party thereto (the “Term Loan Agreement”). Under the terms of the Term Loan Agreement, the initial term loan commitment is $125,000,000, subject to increase as specified in the Term Loan Agreement. The term loans made under the Term Loan Agreement will be made in U.S. Dollars. The applicable interest rate is determined based on the type of loan, as specified in the Term Loan Agreement. The obligations under the Term Loan Agreement are guarantied by certain subsidiaries of Perrigo and are secured by a pledge of 65% of the stock of certain foreign subsidiaries. The maturity date of the term loans is April 22, 2013. Upon the occurrence of certain specified events of default, the principal amount of the loans may be declared due and payable, together with accrued interest. Perrigo intends to use the proceeds of the term loans for general corporate purposes and to enhance liquidity. The Term Loan Agreement is filed as Exhibit 10.2 hereto and the foregoing description is qualified in its entirety by reference thereto.

ITEM 9.01. Financial Statements and Exhibits
(d)	Exhibits

10.1	Fifth Amendment, dated as of April 22, 2008, to Credit Agreement, dated as of October 30, 2006, among Perrigo, the Foreign Subsidiary Borrowers named therein, the Lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent for the Lenders, Bank Leumi USA, as Syndication Agent, and Bank of America, N.A., LaSalle Bank Midwest National Association and National City Bank of the Midwest, as Documentation Agents

10.2	Term Loan Agreement dated as of April 22, 2008 with JPMorgan Chase Bank, N.A., as administrative agent, RBS Citizens, N.A., as syndication agent, and the Lenders party thereto

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SIGNATURES
Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERRIGO COMPANY (Registrant)
	By:	/s/ Judy L. Brown
Dated: April 25, 2008		Judy L. Brown
Executive Vice President and Chief Financial Officer

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Exhibit Index
10.1	Fifth Amendment, dated as of April 22, 2008, to Credit Agreement, dated as of October 30, 2006, among Perrigo, the Foreign Subsidiary Borrowers named therein, the Lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent for the Lenders, Bank Leumi USA, as Syndication Agent, and Bank of America, N.A., LaSalle Bank Midwest National Association and National City Bank of the Midwest, as Documentation Agents

10.2	Term Loan Agreement dated as of April 22, 2008 with JPMorgan Chase Bank, N.A., as administrative agent, RBS Citizens, N.A., as syndication agent, and the Lenders party thereto

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